Exhibit 10.13.11

AMENDMENT TO
AMERICAN WATER WORKS COMPANY, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN
NONQUALIFIED STOCK OPTION GRANT

This AMENDMENT TO NONQUALIFIED STOCK OPTION GRANT (the "Amendment"), dated as of April 27, 2015 (the "Date of Amendment"), is delivered by American Water Works Company, Inc. (the "Company") to _______________ (the "Participant") to amend that certain NONQUALIFIED STOCK OPTION GRANT.

RECITALS

WHEREAS, the Company has previously awarded the Participant a Nonqualified Stock Option Grant, dated February 17, 2015, (the "Grant Agreement"), governed by the terms of the American Water Works Company, Inc. 2007 Omnibus Equity Compensation Plan (the "Plan"); and

WHEREAS, the Committee has determined to amend the Grant Agreement to provide that if the Participant’s employment terminates following attainment of both age 62 and ten (10) years of service, the Participant’s option (i) shall become fully exercisable on the date of such termination of employment and (ii) the Participant will have two (2) years following such termination of employment (or the end of the term, if earlier) to exercise the option.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound hereby, agree as follows:

1. The first sentence of Paragraph 2(a) of the Grant Agreement is amended in its entirety to read as follows:

“(a) Except as provided in subparagraphs (b), (c) or (d) below, the Option shall become exercisable on the following dates, if the Participant continues to be employed by, or providing service to, the Employer (as defined in the Plan) from the Date of Grant through the specified applicable date (each a “Vesting Date”):”

2. Existing Paragraphs 2(b) and 2(c) of the Grant Agreement are hereby renumbered as Paragraphs 2(c) and 2(d), respectively, and a new Paragraph 2(b) is hereby added to the Grant Agreement to read as follows:

“(b) If at any time prior to January 1, 2018 the Participant’s employment or service with the Employer terminates on account of Normal Retirement (as defined below), the portion of the Option that has not yet become exercisable as provided in subparagraph 2(a) above shall become fully exercisable on the date of the Participant’s termination of employment or service on account of Normal Retirement.  For purposes of this Grant, “Normal Retirement” shall mean termination of employment or service with the Employer (other than for Cause (as defined below)) after the Participant has attained age sixty-two (62) and ten (10) total years of employment or service with the Employer.”

3. Existing Paragraphs 3(b)(ii), (iii) and (iv) of the Grant Agreement are hereby renumbered as Paragraphs 3(b)(iii), 3(b)(iv) and 3(b)(v), respectively, and a new Paragraph 3(b)(ii) is hereby added to the Grant Agreement to read as follows:

“(ii) If the Participant's employment or service with the Employer terminates on account of Normal Retirement, the expiration of the two (2) year period following the date of the Participant's termination of employment of service on account of Normal Retirement.”

4. Paragraph 3(b)(iii) (previously Paragraph 3(b)(ii)) of the Grant Agreement is hereby amended in its entirety to read as follows:

“(iii) If the Participant’s employment or service with the Employer terminates on account of Early Retirement (as defined below), the expiration of the one (1) year period following the date of the Participant's termination of employment or service on account of Early Retirement. For purposes of this Grant, the term "Early Retirement" shall mean termination of employment or service with the Employer (other than for Cause) after the Participant has attained age fifty-five (55) and ten (10) total years of employment or service with the Employer.”

5. Paragraph 3(b)(iv) (previously Paragraph 3(b)(iii)) of the Grant Agreement is hereby amended in its entirety to read as follows:

“(iv) If the Participant’s employment or service with the Employer terminates for any reason other than on account of Cause, Normal Retirement, Early Retirement, death or Total Disability, the expiration of the ninety (90)-day period following the date of the Participant’s termination of employment or service for any reason other than on account of termination for Cause, Normal Retirement, Early Retirement, death or Total Disability.”

6. No Other Changes to Grant Agreement.  The terms otherwise set forth under the Grant Agreement shall not be modified by this Amendment except as expressly amended above.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment, effective as of the Date of Amendment.

AMERICAN WATER WORKS COMPANY, INC.

By: Susan N. Story

Its: President and CEO

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